PIMA COUNTY DEPARTMENT OF INSTITUTIONAL HEALTH **PROJECT: CORRECTIONAL HEALTH SERVICES** **CONTRACTOR: CONMED, INC.** **AMOUNT: $19,272,930** **FUNDING: Adults and remanded juveniles in the custody of the Pima County Sheriff's Department: Fund 1000, Acct. 54211, Center 2500401** **Psychological Services to the Sheriff's Department for Candidates and Return to Work Evaluations: Fund 1000, Acct. 53150, Center 4000302**	CONTRACT NO. 07-65-C-141126-0808 AMENDMENT NO. ______ This number must appear on all invoices, correspondence and documents pertaining to this contract (STAMP HERE)

PROFESSIONAL SERVICES CONTRACT

THIS CONTRACT entered into between Pima County, a body politic and corporate of the State of Arizona, hereinafter called COUNTY, and Conmed, Inc., a Maryland corporation, hereinafter called CONTRACTOR,

WITNESSETH

WHEREAS, pursuant to A.R.S. §11-601, expenses necessarily incurred in the support of persons charged with or convicted of a crime and committed therefore to the COUNTY jail are charges against the COUNTY; and

WHEREAS, Pima County Sheriff's Department has entered into an Interdepartmental Agreement with the Pima County Department of Institutional Health (DIH) for oversight, management, and the provision of health services to detainees in the custody of the Sheriff's Department at the Pima County Adult Detention Complex (PCADC) and at the Ajo District Jail; and

WHEREAS, COUNTY requires the services of a CONTRACTOR to provide healthcare services as set forth in Exhibit A – Scope of Services for detainees in the custody of the Pima County Sheriff's Department, including adult detainees and remanded juveniles housed at the PCADC, the minimum security Mission Road Facility, and the Ajo District Jail; and

WHEREAS, COUNTY requires the services of a CONTRACTOR to provide a Ph.D. psychologist on an as-needed, part-time basis to perform interviews, test interpretation, application packet review, and written reports summarizing candidate suitability for employment and return to duty interviews: and

WHEREAS, CONTRACTOR is willing and able to provide such services and is able to begin providing such services in accordance with COUNTY's timeframes; and

WHEREAS, procurement of these services in authorized pursuant to Pima County Code 11.12.060;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I - TERM AND EXTENSION/RENEWAL/CHANGES

This Contract shall commence on August 1, 2008 and shall terminate on June 30, 2010, unless sooner terminated or further extended pursuant to the provisions of this Contract.

Any modification, or extension of the contract termination date, shall be by formal written amendment executed by the parties hereto.

Amendments to the Contract must be approved, as required by the Pima County Procurement code, before any work or deliveries under the Amendment commences.

ARTICLE II – SCOPE OF SERVICES

This Contract establishes the agreement under which the CONTRACTOR will provide COUNTY with products and services in accordance with the attached **Exhibit A: Scope of Services** (22 pages).

CONTRACTOR shall provide to COUNTY the goods and services as defined in this Contract. All goods and services shall comply with the requirements and specifications as called for in this Contract.

CONTRACTOR shall employ suitably trained and skilled professional personnel to perform all services under this Contract. After execution of this Contract, prior to changing any leadership personnel CONTRACTOR shall obtain the approval of COUNTY. The leadership personnel include the following positions:

Health Services Administrator, Medical Director, Chief Psychiatrist, Director of Quality Assurance, Director of Behavioral Health Services

ARTICLE III – PRICING AND COMPENSATION

The total not to exceed amount of compensation to be paid by COUNTY to CONTRACTOR for performance of the services described in Part 1 of Exhibit A is $19,134,515 for the contract periods through June 30, 2010 and the total not to exceed amount of compensation to be paid by COUNTY (or the Sheriff's Office) to CONTRACTOR for performance of the services described in Part 2 of Exhibit A is $138,415 for the contract periods through June 30, 2010. In consideration for the goods and services specified in this Contract, the COUNTY agrees to pay CONTRACTOR in a total amount not to exceed $19,272,930 for the contract periods through June 30, 2010. Pricing for work will be as set forth in **Exhibit B: Pricing and Compensation** (9 pages).

CONTRACTOR shall provide detailed documentation in support of requested payment. Payment requests shall assign all costs to items identified by Exhibit B.

CONTRACTOR shall not provide goods and services in excess of those indicated in Exhibit A without prior authorization by an amendment executed by COUNTY. Goods and Services provided in excess of Line Item or Contract Total Amounts without prior authorization by fully executed amendment shall be at CONTRACTOR'S own risk.

For the period of record retention required under Article XXI, COUNTY reserves the right to question any payment made under this Article and to require reimbursement therefore by offset or otherwise for payments determined to be improper or contrary to the contract or law.

CONTRACTOR has the right to appeal any deduction or offset of funds made by COUNTY pursuant to this Contract by providing to COUNTY (through the Director of Institutional Health) pertinent documentation that substantiates the basis of the appeal beyond a reasonable doubt, within thirty (30) days after the deduction or offset being made. The appeal process will be administered according to the DIH Policy and Procedure.

ARTICLE IV – INSURANCE AND BOND

CONTRACTOR shall obtain and maintain at its own expense, during the entire term of this Contract the following type(s) and amounts of insurance:

a) Medical Professional Liability (medical malpractice) insurance in the amount not less than $3,000,000.00 per claim, $6,000,000.00 in the annual aggregate. The coverage will be provided in the form of $2,000,000/$5,000,000 plus $1,000,000 in umbrella, covering all physicians and medical staff, including medical administrative staff;

b) Commercial General Liability insurance of not less than $1,000,000.00 combined single limit Bodily Injury and Property Damage. Pima County is to be named as an additional insured for

all operations performed within the scope of the Contract between COUNTY and CONTRACTOR;

c) If vehicles will be used in the actual performance of the work, Commercial or Business automobile liability coverage for owned, non-owned and hired vehicles used in the performance of this Contract with limits in the amount of $1,000,000.00 combined single limit or $1,000,000.00 Bodily Injury, $1,000,000.00 Property Damage;

d) Workers' Compensation insurance (statutory limits) with employers' liability limits of not less than $500,000.00. CONTRACTOR and its subcontractors shall require its insurers to waive subrogation against COUNTY, the Pima County Sheriff Department, and their officers, employees, and agents except in cases of sole and gross negligence by the County.

e) Property insurance to cover CONTRACTOR's on-site equipment.

CONTRACTOR shall provide COUNTY with current certificates of insurance. All certificates of insurance must provide for guaranteed thirty (30) days written notice to the COUNTY of cancellation, non-renewal or material change.

If CONTRACTOR or its subcontractors uses "claims made form" insurance coverage, then CONTRACTOR, all providers of healthcare services, whether outside providers or subcontractors, or other persons employed or engaged by CONTRACTOR to provide services under this Contract shall, upon expiration or termination of this Contract for any reason, continue to provide coverage for all claims arising from services provided during the term of this Contract. Such coverage may be provided either through continuing insurance coverage, including coverage for prior acts, or through an "extended reporting period" (tail coverage). Such coverage shall continue in full force and effect for a period of not less than three years, after the termination of services under this Contract. CONTRACTOR may propose alternative coverage acceptable to the COUNTY.

CONTRACTOR shall provide a performance bond in the amount of $500,000.00. Such bond will be in place for the entire term of the contract, renewable annually for the term of the contract, plus an additional five month period to extend through November 30, 2010, to insure payment to all of CONTRACTOR's subcontractors and vendors delivering services to CONTRACTOR related to this Contract.

ARTICLE V - INDEMNIFICATION

CONTRACTOR shall indemnify, defend, and hold harmless COUNTY, its officers, employees and agents from and against any and all suits, actions, legal administrative proceedings, claims or demands and costs attendant thereto, arising out of any act, omission, fault or negligence by the CONTRACTOR, its agents, employees or anyone under its direction or control or on its behalf in connection with performance of this Contract.

CONTRACTOR warrants that all products and services provided under this contract are non-infringing. CONTRACTOR will indemnify, defend and hold COUNTY harmless from any claim of infringement arising from services provided under this contract or from the provision, license, transfer or use for their intended purpose of any products provided under this Contract.

ARTICLE VI - COMPLIANCE WITH LAWS

CONTRACTOR shall comply with all federal, state, and local laws, rules, regulations, standards and Executive Orders, without limitation to those designated within this Contract. The laws and regulations of the State of Arizona shall govern the rights of the parties, the performance of this Contract, and any disputes hereunder. Any action relating to this Contract shall be brought in a court of the State of Arizona in Pima County. Any changes in the governing laws, rules, and regulations during the terms of this Contract shall apply, but do not require an amendment.

ARTICLE VII - INDEPENDENT CONTRACTOR

The status of the CONTRACTOR shall be that of an independent contractor. Neither CONTRACTOR, nor CONTRACTOR'S officer's agents or employees shall be considered an employee of Pima County or be

entitled to receive any employment-related fringe benefits under the Pima County Merit System. CONTRACTOR shall be responsible for payment of all federal, state and local taxes associated with the compensation received pursuant to this Contract and shall indemnify and hold COUNTY harmless from any and all liability which COUNTY may incur because of CONTRACTOR'S failure to pay such taxes. CONTRACTOR shall be solely responsible for program development and operation.

ARTICLE VIII - SUBCONTRACTOR

CONTRACTOR will be fully responsible for all acts and omissions of any subcontractor and of persons directly or indirectly employed by any subcontractor and of persons for whose acts any of them may be liable to the same extent that the CONTRACTOR is responsible for the acts and omissions of persons directly employed by it. Nothing in this contract shall create any obligation on the part of COUNTY to pay or see to the payment of any money due any subcontractor, except as may be required by law.

ARTICLE IX - ASSIGNMENT

CONTRACTOR shall not assign its rights to this Contract, in whole or in part, without prior written approval of the COUNTY. Approval may be withheld at the sole discretion of COUNTY, provided that such approval shall not be unreasonably withheld.

ARTICLE X - NON-DISCRIMINATION

CONTRACTOR shall not discriminate against any COUNTY employee, client or any other individual in any way because of that person's age, race, creed, color, religion, sex, disability or national origin in the course of carrying out CONTRACTOR'S duties pursuant to this Contract. CONTRACTOR shall comply with the provisions of Executive Orders 75-5, as amended by Executive Order 99-4, which are incorporated into this Contract by reference as if set forth in full herein.

ARTICLE XI - AMERICANS WITH DISABILITIES ACT

CONTRACTOR shall comply with all applicable provisions of the Americans with Disabilities Act (Public Law 101-336, 42 U.S.C. 12101-12213) and all applicable federal regulations under the Act, including 28 CFR Parts 35 and 36.

ARTICLE XII - AUTHORITY TO CONTRACT

CONTRACTOR warrants its right and power to enter into this Contract. If any court or administrative agency determines that COUNTY does not have authority to enter into this Contract, COUNTY shall not be liable to CONTRACTOR or any third party by reason of such determination or by reason of this Contract.

ARTICLE XIII - FULL AND COMPLETE PERFORMANCE

The failure of either party to insist on one or more instances upon the full and complete performance with any of the terms or conditions of this Contract to be performed on the part of the other, or to take any action permitted as a result thereof, shall not be construed as a waiver or relinquishment of the right to insist upon full and complete performance of the same, or any other covenant or condition, either in the past or in the future. The acceptance by either party of sums less than may be due and owing it at any time shall not be construed as an accord and satisfaction.

ARTICLE XIV - CANCELLATION FOR CONFLICT OF INTEREST

This Contract is subject to cancellation for conflict of interest pursuant to ARS § 38-511, the pertinent provisions of which are incorporated into this Contract by reference.

ARTICLE XV - TERMINATION

COUNTY reserves the right to terminate this Contract at any time and without cause by serving upon CONTRACTOR ninety (90) days advance written notice of such intent to terminate. In the event of such termination, the COUNTY'S only obligation to CONTRACTOR shall be payment for services rendered prior to

the date of termination. CONTRACTOR reserves the right to terminate this Contract at any time and without cause by serving upon COUNTY one hundred eighty (180) days advance notice of such intent to terminate.

This Contract may be terminated at any time without advance notice and without further obligation to the COUNTY upon mutual agreement of the parties or when the CONTRACTOR is found by COUNTY to be in default of any material provision of the Contract and CONTRACTOR fails to cure said default to COUNTY's satisfaction within thirty (30) days of receipt of written notice from COUNTY of its intent to terminate Contract for this reason.

Notwithstanding any other provision in this Contract, this Contract may be terminated if for any reason, there are not sufficient appropriated and available monies for the purpose of maintaining COUNTY or other public entity obligations under this Contract. In the event of such termination, COUNTY shall have no further obligation to CONTRACTOR, other than to pay for services rendered prior to termination.

ARTICLE XVI - NOTICE

Any notice required or permitted to be given under this Contract shall be in writing and shall be served by personal delivery or by certified mail upon the other party as follows:

COUNTY:

Pima County
Dennis Douglas, Deputy County Administrator
130 W. Congress, 10th Floor
Tucson, Arizona 85701

Pima County
C. H. Huckelberry, County Administrator
130 W. Congress, 10th Floor
Tucson, Arizona 85701

Pima County
Lori Godoshian, Clerk of the Board of Supervisors
130 W. Congress, 5th Floor
Tucson, Arizona 85701

CONTRACTOR:

Conmed, Inc.
Richard W. Turner, CEO
7250 Parkway Drive, Suite 400
Hanover, Maryland 21076

ARTICLE XVII - NON-EXCLUSIVE CONTRACT

CONTRACTOR understands that this Contract is nonexclusive and is for the sole convenience of COUNTY. COUNTY reserves the right to obtain like services from other sources for any reason.

ARTICLE XVIII - REMEDIES

Either party may pursue any remedies provided by law for the breach of this Contract. No right or remedy is intended to be exclusive of any other right or remedy and each shall be cumulative and in addition to any other right or remedy existing at law or at equity or by virtue of this Contract.

ARTICLE XIX - SEVERABILITY

Each provision of this Contract stands alone, and any provision of this Contract found to be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remainder of this Contract.

ARTICLE XX - BOOKS AND RECORDS

CONTRACTOR shall keep and maintain proper and complete books, records and accounts, which shall be open at all reasonable times for inspection and audit by duly authorized representatives of COUNTY.

In addition, CONTRACTOR shall retain all records relating to this contract at least 6 years after its termination or cancellation, or until any related pending proceeding or litigation, for which COUNTY has provided notice to CONTRACTOR, has been closed. COUNTY will provide notice to CONTRACTOR of the conclusion of any dispute.

In the event that any future claim, lawsuit, or other legal proceeding is brought against COUNTY and/or CONTRACTOR with respect to the goods and services provided pursuant to this Contract, COUNTY shall cooperate with CONTRACTOR and allow access to pertinent medical records in defense of any such action.

ARTICLE XXI – PUBLIC INFORMATION

Pursuant to A.R.S. § 39-121 et seq., and A.R.S. § 34-603(G) in the case of construction or Architectural and Engineering services procured under A.R.S. Title 34, Chapter 6, all information submitted in response to this solicitation, including, but not limited to, pricing, product specifications, work plans, and any supporting data becomes public information and upon request, is subject to release and/or review by the general public including competitors.

Any records submitted in response to this solicitation that respondent believes constitute proprietary, trade secret or otherwise confidential information must be appropriately and prominently marked as CONFIDENTIAL by respondent prior to the close of the solicitation.

Notwithstanding the above provisions, in the event records marked CONFIDENTIAL are requested for public release pursuant to A.R.S. § 39-121 et seq., County shall release records marked CONFIDENTIAL ten (10) business days after the date of notice to the respondent of the request for release, unless respondent has, within the ten day period, secured a protective order, injunctive relief or other appropriate order from a court of competent jurisdiction, enjoining the release of the records. For the purposes of this paragraph, the day of the request for release shall not be counted in the time calculation. Respondent shall be notified of any request for such release on the same day of the request for public release or as soon thereafter as practicable.

County shall not, under any circumstances, be responsible for securing a protective order or other relief enjoining the release of records marked CONFIDENTIAL, nor shall County be in any way financially responsible for any costs associated with securing such an order.

ARTICLE XXII – LEGAL ARIZONA WORKERS ACT COMPLIANCE

CONTRACTOR hereby warrants that it will at all times during the term of this Contract comply with all federal immigration laws applicable to CONTRACTOR'S employment of its employees, and with the requirements of A.R.S. § 23-214 (A) (together the "State and Federal Immigration Laws"). CONTRACTOR shall further ensure that each subcontractor who performs any work for CONTRACTOR under this contract likewise complies with the State and Federal Immigration Laws.

COUNTY shall have the right at any time to inspect the books and records of CONTRACTOR and any subcontractor in order to verify such party's compliance with the State and Federal Immigration Laws.

Any breach of CONTRACTOR'S or any subcontractor's warranty of compliance with the State and Federal Immigration Laws, or of any other provision of this section, shall be deemed to be a material breach of this Contract subjecting CONTRACTOR to penalties up to and including suspension or termination of this Contract. If the breach is by a subcontractor, and the subcontract is suspended or terminated as a result, CONTRACTOR shall be required to take such steps as may be necessary to either self-perform the services that would have been provided under the subcontract or retain a replacement subcontractor, (subject to COUNTY approval if Minority Women Business Enterprise (MWBE) preferences apply) as soon as possible so as not to delay project completion.

CONTRACTOR shall advise each subcontractor of COUNTY'S rights, and the subcontractor's obligations, under this Article by including a provision in each subcontract substantially in the following form:

"SUBCONTRACTOR hereby warrants that it will at all times during the term of this contract comply with all federal immigration laws applicable to SUBCONTRACTOR's employees, and with the requirements of

A.R.S. § 23-214 (A). SUBCONTRACTOR further agrees that COUNTY may inspect the SUBCONTRACTOR'S books and records to insure that SUBCONTRACTOR is in compliance with these requirements. Any breach of this paragraph by SUBCONTRACTOR will be deemed to be a material breach of this contract subjecting SUBCONTRACTOR to penalties up to and including suspension or termination of this contract."

Any additional costs attributable directly or indirectly to remedial action under this Article shall be the responsibility of CONTRACTOR. In the event that remedial action under this Article results in delay to one or more tasks on the critical path of CONTRACTOR's approved construction or critical milestones schedule, such period of delay shall be deemed excusable delay for which CONTRACTOR shall be entitled to an extension of time, but not costs.

ARTICLE XXIII – HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT

The Parties acknowledge that COUNTY'S Department of Institutional Health (DIH) is a "covered entity" as defined in 45 C.F.R. 160.103 of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), and will be required to comply with the provisions of HIPAA with respect to safeguarding the privacy and confidentiality of protected health information. CONTRACTOR acknowledges that it is a "Business Associate" of DIH in performance of its obligations pursuant to the terms of this Contract. CONTRACTOR agrees to comply with the terms of DIH's Business Associate Agreement as set forth in **Exhibit C: Business Associate Agreement** (3 pages), to this Contract.

ARTICLE XXIV – SUSPENSION OR DEBARMENT

CONTRACTOR represents that it, its key Corporate officers and executive management (collectively for purposes of this article, 'Principals') have never been convicted of an offense or found liable for an event constituting cause for suspension or debarment under Pima County Code §11.28-040. CONTRACTOR will inform county if any Principal is or becomes subject to any of the following:

1. a criminal charge, whether due to indictment or complaint,
2. a criminal conviction,
3. an investigation by an agency or organization through which the professional license of a Principal is maintained, which investigation may result in action against the Principal's professional license, or
4. suspension, debarment, or any type of action by another governmental entity disqualifying or prohibiting the Principal from participating in any procurement.

CONTRACTOR'S failure to truthfully and promptly fulfill this continuing duty of disclosure to COUNTY will constitute cause for termination of this Contract and may result in CONTRACTOR'S and its Principals' suspension or debarment from receiving any contract award from COUNTY as provided in Pima County code Chapters 11.28 and 11.32. For purposes of this section, dismissal of any criminal charge following the completion of any type of deferred prosecution program constitutes a conviction.

ARTICLE XXV - ENTIRE AGREEMENT

This document constitutes the entire agreement between the parties pertaining to the subject matter hereof, and all prior or contemporaneous agreements and understandings, oral or written, are hereby superseded and merged herein. This Contract may be modified, amended, altered or extended only by a written amendment signed by the parties.

The following documents are incorporated into the Contract as set forth herein:

Exhibit A: Scope of Services Parts 1 and 2
Exhibit A-1 Inventory
Exhibit A-2 Required Reports and Reporting Schedule
Exhibit A-3 Liquidated Damages – Performance Indicators and Business Requirements
Exhibit A-4 Intentionally Left Blank
Exhibit A-5 Public Health Standards and Recommendations
Exhibit A-6 Conmed, Inc. Utilization Management Program

Exhibit B: Pricing and Compensation Parts 1 and 2

Exhibit B-1	Equipment Acquisition List for Contractor at PCADC
Exhibit B-2	Pricing Worksheet (Institutional Health)
Exhibit B-3	Pricing Worksheet (Sheriff's Department)
Exhibit B-4	Summary Invoice for Health Services Provided at PCADC
Exhibit B-5	PCADC Budgeted Onsite Staffing Commitment Worksheet
Exhibit B-6	PCADC Summary Schedule of Staffing Costs
Exhibit B-7	Description of the Required Monthly Staffing Payment Adjustments
Exhibit B-8	PCADC Summary Schedule of Staffing Costs – Relief Compensation
Exhibit B-9	Outlier Medication List

Exhibit C: Business Associate Agreement

IN WITNESS THEREOF, the parties have affixed their signatures to this Contract on the date written below:

PIMA COUNTY

Chair, Board of Supervisors

Date: AUG 05 2008

CONTRACTOR

Authorized Officer Signature

RICHARD W. TURNER
PRESIDENT

Printed Name and Title

ATTEST

Clerk of the Board

APPROVED AS TO CONTENT

Department Director

APPROVED AS TO FORM

Deputy County Attorney

01313-08